SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 13, 2002
Date of Report (Date of earliest event reported)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-31257 (Commission File Number)	33-098682 (IRS Employer Identification Number)

2525 Dupont Drive Irvine, California (Address of principal executive offices)	92612 (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Pro Forma Financial Statements in Connection with the Spin-Off and Debt Offering
SIGNATURES

Item 5. Other Events

On June 13, 2002, Allergan, Inc. (“Allergan”) and its wholly owned subsidiary, Advanced Medical Optics, Inc. (the “Company”), announced that they had entered into a purchase agreement with respect to the offer and sale by the Company of $200,000,000 aggregate principal amount of the Company’s 9-1/4% Senior Subordinated Notes due 2010 at a price of 98.597% of principal amount in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Debt Offering”). The transaction is expected to close on June 20, 2002. The purchase agreement is subject to certain conditions, and there can be no assurance that the sale of the notes will be completed. The net proceeds from the issuance of the notes, together with $100,000,000 of borrowings under a new senior credit facility, will be used to fund the previously announced spin-off of the optical medical device business from Allergan to the Company and the distribution by Allergan to its stockholders of all the common stock of the Company (the “Spin-Off”), and for working capital purposes. The Spin-Off is expected to occur on or about June 29, 2002.

The notes are being offered only to “qualified institutional buyers” and in “offshore transactions” to non-U.S. persons, as such terms are defined for purposes of the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The press release dated June 13, 2002 announcing this transaction is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited pro forma combined financial statements presented below consist of the Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2001, the three months ended March 30, 2001, the three months ended March 29, 2002, and the twelve months ended March 29, 2002, the Unaudited Pro Forma Combined Statements of Earnings as of March 29, 2002. The unaudited pro forma combined financial statements presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the combined financial statements and corresponding notes and the unaudited condensed combined financial statements and corresponding notes included in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 1, 2002, as amended. The Unaudited Pro Forma Combined Statements of Earnings for all periods presented have been prepared giving effect to the Spin-Off and proposed financings, as if these transactions occurred as of January 1, 2001 and the Unaudited Pro Forma Combined Balance Sheet has been prepared as if the transactions occurred as of March 29, 2002.

Item 7. Pro Forma Financial Statements in Connection with the Spin-Off and Debt Offering

(b) Pro Forma Financial Information

      The following unaudited pro forma combined financial statements for the year ended December 31, 2001, for the three months ended March 30, 2001, and as of and for the three and twelve months ended March 29, 2002 have been derived from our audited combined financial statements for the year ended December 31, 2001 and our unaudited condensed combined financial statements as of and for the three months ended March 29, 2002, respectively, and give pro forma effect to the Spin-Off and debt financing as if they had been consummated as of January 1, 2001, in the case of the unaudited pro forma combined statements of earnings, and as of March 29, 2002, in the case of the unaudited pro forma combined balance sheet. The unaudited pro forma combined financial statements have been derived from the combined financial statements included in our Form 10, as amended, do not purport to represent what our financial position and results of operations actually would have been had the Spin-Off and debt financing occurred on the dates indicated or to project our financial performance for any future period. Allergan did not account for us as, and we were not operated as, a separate, stand-alone entity, subsidiary, division or segment for the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements, included the related notes included in our Form 10, as amended.

Unaudited Pro Forma Combined Statement of Earnings

	For the Year Ended December 31, 2001

		Pro Forma
	Historical	Adjustments		Pro Forma

	(in thousands)

Net sales	$543,095	$—		$543,095

Cost of sales	212,090	6,800	(a)	218,890

Gross margin	331,005	(6,800)		324,205

Selling, general and administrative	222,885	—	(b)	222,885

Research and development	28,990	—	(b)	28,990

Operating income	79,130	(6,800)		72,330

Interest expense	3,302	22,306	(c)	25,608

Loss on investments, net	793	—		793

Unrealized gain on derivative instruments	(1,294)	—		(1,294)

Other, net	385	—		385

Earnings before income taxes	75,944	(29,106)		46,838

Provision for income taxes	20,594	(4,435	)(d)	16,159

Earnings before cumulative effect of change in accounting principle	55,350	(24,671)		30,679

Cumulative effect of change in accounting principle, net of $160 of tax	(391)	—		(391)

Net earnings	$54,959	$(24,671)		$30,288

See accompanying notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Earnings

	For the Three Months Ended
	March 30, 2001

		Pro Forma
	Historical	Adjustments		Pro Forma

	(in thousands)

Net sales	$120,811	$—		$120,811

Cost of sales	50,335	1,700	(a)	52,035

Gross margin	70,476	(1,700)		68,776

Selling, general and administrative	62,118	—	(b)	62,118

Research and development	7,264	—	(b)	7,264

Operating income (loss)	1,094	(1,700)		(606)

Interest expense	824	5,578	(c)	6,402

Unrealized gain on derivative instruments	(1,321)	—		(1,321)

Other, net	(90)	—		(90)

Earnings (loss) before income taxes	1,681	(7,278)		(5,597)

Provision (benefit) for income taxes	467	(2,622	)(d)	(2,155)

Earnings (loss) before cumulative effect of change in accounting principle	1,214	(4,656)		(3,442)

Cumulative effect of change in accounting principle, net of $160 of tax	(391)	—		(391)

Net earnings (loss)	$823	$(4,656)		$(3,833)

See accompanying notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Earnings

	For the Three Months Ended
	March 29, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

	(in thousands)

Net sales	$113,997	$—		$113,997

Cost of sales	44,276	1,700	(a)	45,976

Gross margin	69,721	(1,700)		68,021

Selling, general and administrative	54,170	—	(b)	54,170

Research and development	6,984	—	(b)	6,984

Operating income	8,567	(1,700)		6,867

Interest expense	681	5,721	(c)	6,402

Unrealized loss on derivative instruments	213	—		213

Other, net	51	—		51

Earnings before income taxes	7,622	(7,421)		201

Provision for income taxes	2,896	(2,721	)(d)	175

Net earnings	$4,726	$(4,700)		$26

See accompanying notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Earnings

	For the Twelve Months Ended March 29, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

	(in thousands)

Net sales	$536,281	$—		$536,281

Cost of sales	206,031	6,800	(a)	212,831

Gross margin	330,250	(6,800)		323,450

Selling, general and administrative	214,937	—	(b)	214,937

Research and development	28,710	—	(b)	28,710

Operating income	86,603	(6,800)		79,803

Interest expense	3,159	22,449	(c)	25,608

Loss on investments, net	793	—		793

Unrealized loss on derivative instruments	240	—		240

Other, net	526	—		526

Earnings before income taxes	81,885	(29,249)		52,636

Provision for income taxes	23,023	(4,534	)(d)	18,489

Net earnings	$58,862	$(24,715)		$34,147

See accompanying notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Balance Sheet

	As of March 29, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

	(in thousands)
Current assets

Cash and equivalents	$4,836	$29,000		$33,836

Trade receivables, net	94,861	—		94,861

Inventories	67,131	—		67,131

Other current assets	17,322	—		17,322

Total current assets	184,150	29,000		213,150

Property, plant and equipment, net	27,209	—		27,209

Other assets	36,481	9,732	(e)	46,213

Goodwill	100,066	—		100,066

Intangibles, net	924	—		924

Total assets	$348,830	$38,732		$387,562

Current liabilities

Current portion of long-term debt	$18,834	$(18,334	)(e)	$500

Accounts payable	19,473	—		19,473

Accrued compensation	14,957	—		14,957

Other accrued expenses	17,110	—		17,110

Total current liabilities	70,374	(18,334)		52,040

Long-term debt, net of current portion	75,189	(75,189	)(e)	296,694
		296,694	(e)

Other liabilities	3,396	—		3,396
Stockholders’ equity

Allergan, Inc. net investment	202,101	(90,000	)(f)	—
		(57,000	)(f)	—
		(55,101	)(e),(g)

Preferred stock	—	—		—

Common stock and additional paid-in capital	—	37,662	(g)	37,662

Accumulated other comprehensive loss	(2,230)	—		(2,230)

Total stockholders’ equity	199,871	(164,439)		35,432

Total liabilities and stockholders’ equity	$348,830	$38,732		$387,562

See accompanying notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(a)	Reflects estimated incremental costs resulting from an agreed to mark-up on costs for certain products to be manufactured and supplied by Allergan to us for a period of up to three years pursuant to a new manufacturing and supply agreement. See “Arrangements With Allergan — Manufacturing Agreement.”

(b)	The pro forma adjustments exclude estimated incremental costs associated with being an independent public company and the loss of certain synergies and benefits of economies of scale that existed while we were part of Allergan. We estimate these incremental pre-tax costs to be approximately $21.9 million of additional selling, general and administrative expenses and $0.8 million of research and development costs on an annual basis. The incremental selling, general and administrative expenses include costs associated with corporate administrative services such as accounting, tax, treasury, information systems, risk management, insurance, legal, stockholder relations and human resources. We estimated these costs utilizing Allergan’s historical headcount and cost analysis and estimates obtained from third party consultants. The annual and quarterly effect on pro forma net earnings from the estimated incremental pre-tax costs of $22.7 million and $5.7 million, respectively, would be a reduction in pro forma net earnings of $14.7 million and $3.7 million, respectively.

(c)	Reflects the increase in estimated annual interest expense to $24.2 million and the annual amortization of estimated capitalizable debt origination fees and expenses of $1.4 million. Interest expense was estimated based on the incurrence of $197.2 million of the notes, net of $2.8 million of original issue discount, and a $100.0 million variable rate term loan under the senior credit facility, using an estimated weighted-average interest rate of 8.05% on the aggregate principal amount. If the interest rate on the variable rate debt were to increase or decrease by 0.125% for the year, annual interest expense would increase or decrease by approximately $125,000. Amortization of estimated capitalizable debt origination fees and expenses was calculated using the expected terms of the respective debt.

(d)	Reflects the estimated tax impact at statutory rates for the pro forma adjustments described in notes (a) and (c) and the estimated impact of different tax rates which will be applicable to us based upon our organization structure as a result of the distribution. In 2001, our historical provision for income taxes benefited from the change in the valuation allowance on deferred tax assets which reduced our provision for income taxes. For purposes of the pro forma adjustment for the year ended December 31, 2001, we have excluded approximately $6.6 million of this tax benefit since it will not be available to us in the future. Had we recognized this tax benefit, the pro forma effective income tax rate for the year ended December 31, 2001 would have been 21.3%, which is substantially less than the pro forma effective income tax rate shown of 35.0%. We believe our future effective income tax rate may vary significantly depending on our mix of domestic and international taxable income or loss and the various tax and treasury strategies that we implement, including a determination of our policy regarding the repatriation of future accumulated foreign earnings.

(e)	Reflects the incurrence of $297.2 million of debt comprised of $197.2 million of the notes, net of $2.8 million of original issue discount, and a $100.0 million term loan under the senior credit facility, and the related capitalization of approximately $9.7 million of debt origination fees and expenses that will be amortized over the terms of the respective debt agreements. We expect to use the net proceeds from the issuance of this debt to repay approximately $111.5 million of non-U.S. debt that we will assume from Allergan as part of the restructuring based on the carrying value at June 12, 2002 compared to the carrying value at March 29, 2002 of $94.0 million. The $17.5 million difference between the $111.5 million carrying amount at June 12, 2002 and the $94.0 million carrying amount at March 29, 2002 has been reflected as an adjustment to the Allergan, Inc. net investment. We also expect to transfer approximately $147.0 million to Allergan in the form of repayment of approximately $90.0 million that we will borrow from subsidiaries of Allergan to purchase various assets from Allergan in connection with the Spin-Off and debt financing and to pay a distribution to Allergan of approximately $57.0 million in exchange for various assets contributed to us immediately prior to the spin-off. The allocation of amounts among these uses of funds is based on our estimates as of June 12, 2002 and is subject to change prior to the spin-off. Estimated maturities of long-term debt due after one year are $1.0 million each year between 2003 and 2006, $71.8 million in 2007, $24.0 million in 2008 and $200.0 million after 2008.

(f)	The Allergan, Inc. net investment account represents the cumulative investments in, distributions from, and earnings of our company which will be contributed at the time of the spin-off. The adjustment reflects the amounts we expect to transfer to Allergan as described in note (e).

(g)	Reflects a distribution of approximately 28.7 million shares of common stock, par value $0.01 per share, at a distribution ratio of one share of our stock for every 4.5 shares of Allergan common stock outstanding as of March 29, 2002, excluding treasury shares, and the elimination of Allergan’s net investment in us and the related reclassification to our various stockholders’ equity accounts due to the anticipated distribution of all of our shares to Allergan stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

Date: June 13, 2002	By:	/s/ Aimee Weisner

	Name: Title:	Aimee Weisner Corporate Vice President, General Counsel and Secretary